UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2013

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 603-7700

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 12, 2013, Panos G. Michalopoulos told the Board of Directors of Image Sensing Systems, Inc. (the “Company”) that he would not stand for re-election as a director at the Company’s 2013 annual meeting of shareholders.

(d)           On April 12, 2013, the Company’s Board of Directors appointed Thomas G. Hudson, age 67, to the Company’s Board of Directors. Since April 2011, Mr. Hudson has been Chief Executive Officer and a director of Municipal Parking Services, Inc., or MPS, a development-stage company that provides parking solutions to cities and municipalities. From May 2008 until October 2010, he served as Chairman and Chief Executive Officer of Muve, Inc., which produced and marketed a clip-on device for weight loss that was based on intellectual property licensed from Mayo Clinic, including software (SaaS) technology. Mr. Hudson has also been Chief Executive Officer of Global Capacity Group, Inc. and Computer Network Technology Corporation, or CNT. Since October 2007, he has served as a board member of XRS Corporation. Earlier in his career, he served in a number of management positions at IBM Corporation for over 25 years, including General Manager/Vice President of services, product development, and sales and marketing. Mr. Hudson previously served on the boards of directors of 20/20 Technologies, Inc., CNT, McData Corp., Lawson Software, Inc. and Plato Software, Inc. when they were publicly-held companies, and several private companies.

Mr. Hudson will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation program. Under the program, for 2013, he will receive a pro-rated portion of the $50,000 annual retainer paid to all non-employee directors, of which half will be paid in cash and half will be paid in the form of a stock award.

In January 2013, the Company invested $300,000 in MPS in exchange for 150,000 shares of common stock of MPS, which represents approximately 1% of the outstanding shares of MPS’ common stock. The Company’s ownership of shares of MPS represents only a passive investment, and the Company received no other interest in or compensation from MPS in connection with the investment.

(e)           On April 12, 2013, the Company’s Compensation and Stock Option Committee recommended and the Board of Directors approved an incentive cash bonus plan for 2013 covering six employees of the Company, including Kris B. Tufto, its President and Chief Executive Officer, and Gregory R. L. Smith, its Chief Financial Officer. Under the plan, the participants would receive bonus award payments if the Company’s actual revenue and operating profit each exceeds the target revenue (the “Target Revenue”) and target operating profit for the year ending December 31, 2013. The amount of the bonus pool would be equal to 3.5 percent of the difference between actual revenue and the Target Revenue, assuming that the actual operating profit is equal to at least approximately 6.3 percent of the actual revenue for 2013. Mr. Tufto would be entitled to 22 percent and Mr. Smith would be entitled to 15 percent of any bonus pool. The amounts of any bonus award payments payable to Mr. Tufto and Mr. Smith cannot be determined at this time. Also on April 12, 2013, the Company’s Compensation and Stock Option Committee recommended and the Board of Directors approved the payment of a $20,000 retention bonus to Mr. Smith related to the transition of the Company’s Chief Executive Officer in August 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1    Press Release dated April 17, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: April 17, 2013
	By	/s/ Gregory R. L. Smith
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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Exhibit Index

Exhibit No.

99.1   Press Release dated April 17, 2013.

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